Exhibit 99.1

ESAB Corporation Announces CFO Transition

Appoints R. Brent Jones CFO

Reaffirms 2026 Outlook

NORTH BETHESDA, MD — April 2, 2026 – ESAB Corporation ("ESAB" or the "Company") (NYSE: ESAB), a focused premier industrial compounder, today announced R. Brent Jones has been appointed Chief Financial Officer, effective early May 2026. Mr. Jones succeeds Kevin Johnson, who is leaving ESAB to pursue a CFO opportunity at a privately held company. Kevin will support ESAB in facilitating a smooth transition.

Mr. Jones brings over three decades of experience to ESAB and has served as CFO for several public companies, including Pall Corporation and, most recently, Avantor.

“We are excited to welcome Brent to ESAB,” said Shyam P. Kambeyanda, ESAB’s President and Chief Executive Officer. “Brent is an exceptionally seasoned CFO who will help us accelerate our 2028 plans and set the foundation for what follows. In his leadership roles, he has demonstrated an ability to navigate international financial environments and deliver strong growth and value creation organically and inorganically. We thank Kevin for his contributions to ESAB and wish him well in his future endeavors.”

“I am thrilled to join ESAB at such a pivotal moment in the Company's evolution,” said Mr. Jones. “I look forward to partnering closely with Shyam and the entire team to build on the strong foundation already in place, drive continued growth and create long-term shareholder value.”

“I'm thankful to the team for all we achieved together during my time at ESAB," said Kevin. “I'm incredibly proud of the progress we’ve made over the past seven years and confident the Company is well positioned to deliver on its long-term goals.”

Despite recent geopolitical events, ESAB is confident it can achieve the low end of its core organic sales growth guidance and has multiple paths to attain the high end. The company also reaffirms its 2026 total core sales, aEBITDA and aEPS guidance ranges, which were previously announced on February 2, 2026.

About R. Brent Jones

Mr. Jones brings to ESAB extensive expertise in driving operational and financial performance, developing high-performing finance teams, and executing complex strategic and capital markets transactions. Most recently, he served as CFO at Avantor, leading the global finance organization for the life sciences solutions provider. Previously, Mr. Jones was Chief Financial and Operating Officer at LifeScan, where he directed commercial finance, corporate reporting, FP&A, investor relations, operations finance, tax, and treasury.

Earlier in his career, Mr. Jones served as CFO at Klöckner Pentaplast Group, a global packaging products manufacturer serving pharmaceutical, food and beverage, and consumer markets. He also held the role of interim CFO at Pall Corporation, where he led the company's $13.8 billion sale to Danaher in 2015. Mr. Jones began his career in investment banking with firms including Merrill Lynch and Bank of America, and practiced corporate law at Cravath, Swaine & Moore. He holds an A.B. in Biochemistry and Asian Studies from Dartmouth College and a J.D. from Yale Law School.

About ESAB

Founded in 1904, ESAB is a focused premier industrial compounder. The Company's rich history of innovative products, workflow solutions and EBXai, enables its purpose of Shaping the world we imagine™. ESAB is based in North Bethesda, Maryland and employs approximately 10,300 associates and serves customers in approximately 150 countries. To learn more, visit www.ESABcorporation.com.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company's plans, goals, objectives, financial outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, the pending acquisition of Eddyfi Technologies and the timing thereof, risks related to the war in Ukraine and the conflict in the Middle East and the resulting escalating geopolitical tensions; impact of supply chain disruptions; the impact of creditworthiness and financial viability of customers; impact of inflationary pressures, tariffs and trade policies, foreign exchange fluctuations and commodity prices; and the other factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S Securities and Exchange Commission (“SEC”) on February 20, 2026, as well as other risks discussed in the Company’s filings with the SEC.

Investor Relations Contact:

Mark Barbalato

Vice President, Investor Relations

E-mail: investorrelations@esab.com

Phone: 1-301-323-9098

Media Contact:

Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092